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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use in this Registration Statement on Form S-1 filed on or about September 14, 2000 of our report, dated September 27, 1999, relating to the financial statements of International Fuel Technology, Inc. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.


/s/ McGLADREY & PULLEN, LLP

Las Vegas, Nevada
September 14, 2000